SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 8, 2016

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Explanatory Note

We are filing this amendment to correct an error in identifying the subsidiary of the registrant whose operations are conducted upon the premises subject to the sale and leaseback transaction described in the subject report.

Item 8.01 Other Events

On April 13, 2016, we filed a Current Report on Form 8-K reporting that on April 11, 2016 (the “Original Report”), Air Industries Group (the “Company”) sold the property located at 283 Sullivan Avenue, South Windsor, Connecticut.  The operations of the Company’s wholly-owned subsidiary, AMK Welding, Inc., are conducted on the premises of the property described in the foregoing sale and leaseback transaction. The Original Report had stated that the operations of The Sterling Engineering Corporation were conducted on the premises.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.46
Real Estate Purchase and Sale Agreement, dated as of December 7, 2015 (incorporated herein by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.47
First Amendment to Real Estate Purchase and Sale Agreement dated as of January 26, 2016 (incorporated herein by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.48
Second Amendment to Real Estate Purchase and Sale Agreement dated as of February 24, 2016 (incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.49*	Third Amendment to Real Estate Purchase and Sale Agreement dated as of April 6, 2016.
10.50*	Lease dated April 11, 2016 for the premises located at 283 Sullivan Avenue, South Windsor, CT.
10.51*	Promissory note in the principal amount of $350,000 payable to Michael N. Taglich.
10.52*	Promissory note in the principal amount of $350,000 payable to Robert F. Taglich.
____
*Filed with Original Report.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer